Exhibit 10.6.3

SECOND AMENDMENT

TO

AMENDED AND RESTATED LICENSE AGREEMENT

between

University of Kansas Medical Center Research Institute, Inc.

and

NephroGenex, Inc.

This Second Amendment to the Amended and Restated License Agreement (“Second Amendment”) is made effective as of June 25, 2008 (“Second Amendment Effective Date”) by and between the University of Kansas Medical Center Research Institute, Inc. (“RESEARCH INSTITUTE”) and NephroGenex, Inc. (“COMPANY”).

Background

A.          RESEARCH INSTITUTE and BioStratum Incorporated entered into a License Agreement dated October 7, 1996, and amended and restated such License Agreement on November 19, 1998 (the “License Agreement”). Such License Agreement was further amended per the First Amendment to Amended and Restated License Agreement dated April 30, 2007 (“First Amendment”). RESEARCH INSTITUTE approved, acknowledged and agreed as part of such First Amendment to the assignment of the License Agreement to COMPANY. The License Agreement, as further amended by the First Amendment, is referred to herein as the “Agreement”.

B.           The Parties wish to modify the Agreement to adjust certain terms.

C.            The Parties wish to amend the Agreement in accordance with Article X – Section G of the Agreement and agree that the Agreement is hereby amended as set forth below. Capitalized terms used in this Second Amendment that are not otherwise defined herein, shall have the respective meanings set forth in the Agreement. The Parties agree as follows:

Amendment

1.           Article III – Section I.  The first paragraph of Article III – Section I is hereby deleted and replaced in entirety with the following:

“Upon execution of the Second Amendment, COMPANY shall pay RESEARCH INSTITUTE $25,000.

Upon receipt, in writing, of FDA approval of a SPA subpart H protocol for the first Licensed Product in respect of the first Primary Indication to achieve such milestone, COMPANY shall pay RESEARCH INSTITUTE $25,000.”

2.           Scope of Amendment.  This Second Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as modified in this Second Amendment, and the terms of the Agreement, as modified by this Second Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Second Amendment, however, the terms of this Second Amendment shall control.

IN WITNESS WHEREOF this Second Amendment has been executed as of the Second Amendment Effective Date by the parties hereto by their respective duly authorized representatives.

University of Kansas Medical Center		NephroGenex, Inc.
Research Institute, Inc.

By:	/s/ Paul Terranova, Ph.D	By:	/s/ J. Wesley Fox
Name:	Paul Terranova, Ph.D	Name:	J. Wesley Fox
Title:	Vice Chancellor for Research	Title:	President and CEO